Calculation of Filing Fee Tables
F-3
CERAGON NETWORKS LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary Shares, par value NIS 0.01 per share	457(o)
		Other	Rights	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Ordinary Shares, par value NIS 0.01 per share	415(a)(6)						F-3	333-271637	05/12/2023
Carry Forward Securities		Other	Rights	415(a)(6)						F-3	333-271637	05/12/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-271637	05/12/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						F-3	333-271637	05/12/2023
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-271637	05/12/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 150,000,000.00			F-3	333-271637	05/12/2023	$ 173,853.00
			Total Offering Amounts:				$ 250,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,810.00
Offering Note
[1]	(1) This registration statement includes such indeterminate number of ordinary shares, rights, warrants, debt securities and units comprised of, or other combinations of, the foregoing securities as may be issued and sold by the registrant from time to time at indeterminate prices, with an initial aggregate public offering price of all of such securities not to exceed $250,000,000. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any warrants registered hereunder that provide for conversion or exchange or upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the warrants. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act, and General Instruction II.C of Form F-3, which permit the registration fee to be calculated on the basis of the maximum offering price of all of the securities to be offered, in the case of the primary offering.

[2]	(3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $150,000,000 of unsold securities that were previously registered by the registrant on the expiring registration statement on Form F-3 (File No. 333-271637) initially filed on May 4, 2023, and declared effective on May 12, 2023 (the "Prior Registration Statement"), and were not sold thereunder. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement. If the registrant sells any of such unsold securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date